Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------



Acadia Realty Trust
White Plains, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-95966 and 333-87993) pertaining to the 1999 Share Incentive Plan of Acadia Realty Trust; in the Registration Statement Form S-3
(No. 33-31630) of Acadia Realty Trust; in the Registration Statement Form S-3 (No. 333-104727) or Acadia Realty Trust; and in the Registration Statement Form S-8 (No. 333-106758) pertaining to the 2003 Employee Share Incentive Plan of Acadia Realty Trust of our report dated November 30, 2006, relating to the consolidated financial statements, which appear in this Current Report (Form 8-K).


                                           /s/ BDO Seidman, LLP

BDO Seidman, LLP
New York, New York
December 1, 2006